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                         Gregory, Sharer & Stuart, P.A.

                                                           Richard H. Caton, CPA
                                                         M. Timothy Farrell, CPA
                                                          Thomas H. Gregory, CPA
                                                             Troy Kimbrough, CPA
                                                     Jeffrey P. McClanathan, CPA
                                                            James G. Newman, CPA
                                                          Paula D. Popovich, CPA
                                                            Larry W. Sharer, CPA
                                                             Byron C. Smith, CPA
                                                          Charles L. Stuart, CPA
                                                          Richard G. Ulrich, CPA
                                                             Carlos R. Vila, CPA

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use of our reports dated March 10, 2006, on the balance sheet of SendTec, Inc. as of December 31, 2005, and on the statements of operations, stockholders' equity, and cash flows for the year ended December 31,
2005; the four month period from September 1, 2004 to December 31, 2004; and for the eight month period from January 1, 2004 to August 31, 2004, which reports appear in Amendment No. 1 to Form SB-2, dated May 1, 2006, filed by
RelationServe Media, Inc.

GREGORY, SHARER & STUART, P.A.

/s/ GREGORY, SHARER & STUART, P.A.
St. Petersburg, Florida
April 28, 2006

              CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS
    100 Second Avenue South o Suite 600 o St. Petersburg, Florida 33701-4336
                         727/821-6161 / FAX 727/822-4573
                                 WWW.GSSCPA.COM